UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street
New York, NY 10019
(Address of Principal Executive Offices/Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2015, Macquarie Infrastructure Company LLC (the “Company”) held a special meeting of its shareholders (the “Special Meeting”) to consider and vote on a proposal to approve a plan of conversion, including the certificate of incorporation and bylaws contemplated thereby (collectively, the “Plan of Conversion”), dated as of April 10, 2015, providing for the conversion of the Company from a limited liability company organized under the laws of the State of Delaware to Macquarie Infrastructure Corporation, a corporation organized under the laws of the State of Delaware (the “Conversion Proposal”) and a proposal to approve the authorization of 100,000,000 shares of preferred stock, par value $0.001 per share, and the related provisions in the proposed certificate of incorporation, conditioned on consummation of the Plan of Conversion (the “Preferred Stock Proposal”). As the Conversion Proposal and the Preferred Stock Proposal were approved at the Special Meeting, the proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies was unnecessary and was not submitted to the Company’s shareholders for approval at the Special Meeting. The Conversion Proposal and the Preferred Stock Proposal are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2015.

The matters voted upon and the results of the vote at the Special Meeting were as follows:

Proposal 1 – Approve a plan of conversion: The Company’s shareholders approved the Conversion Proposal with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,279,136	7,553,429	421,087	--

Proposal 2 – Approve the authorization of preferred stock: The Company’s shareholders approved the Preferred Stock Proposal with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,034,066	12,731,647	487,939	--

Item 8.01	Other Events.

On May 15, 2015, the Company issued a press release announcing the results of the shareholder votes at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Macquarie Infrastructure Company LLC dated May 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date:	May 15, 2015	By:	/s/ JAMES HOOKE
		Name:	James Hooke
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Macquarie Infrastructure Company LLC dated May 15, 2015.